UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alan C. Mendelson and Mark D. Stolper to Board of Directors

On January 5, 2021, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Coherus BioSciences, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and appointed Mr. Alan C. Mendelson and Mr. Mark D. Stolper to fill the vacancies created by such increase and the resignation of Christos Richards. Mr. Mendelson was appointed as a Class I director, with a term of office expiring at the Company’s 2021 annual meeting of stockholders until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Stolper was appointed as a Class III director, with a term of office expiring at the Company’s 2023 annual meeting of stockholders and as a member of the Audit Committee until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Mendelson, age 72, served as a partner at Latham & Watkins LLP from May 2000 to December 2020, where he held several leadership roles, including Co-Chair of the Emerging Companies Practice Group and Global Co-Chair of the Life Sciences Industry Group, and advised numerous private and public companies, primarily in the life sciences industry. Prior to joining Latham & Watkins LLP, Mr. Mendelson was a partner at Cooley LLP from February 1980 to May 2000. From November 1995 to June 1996, he served as acting General Counsel of Cadence Design Systems Inc., a public EDA software and services company. Previously, from April 1990 to April 1991, he served as secretary and acting general counsel of Amgen Inc., a public biopharmaceuticals company. Mr. Mendelson previously served on the board of directors of Aviron Inc., a public biotechnology company, CV Therapeutics, Inc., a public biotechnology company, QLT, Inc,. a public biotechnology company, and Valentis, Inc. a public biotechnology company. He has served as the corporate secretary for a number of public and private companies, including Mellanox Technologies, Ltd., Intuitive Surgical, Inc., Corvus Pharmaceuticals, Inc., Eargo, Inc. and 4D Molecular Therapeutics, Inc. Mr. Mendelson also currently serves on the board of directors of the California Life Sciences Association and the board of trustees of the UC Berkeley Foundation and The Buck Institute for Research on Aging. Mr. Mendelson received a B.A. in Political Science from the University of California, Berkeley and a J.D. from Harvard Law School. Mr. Mendelson was selected as a director because of his significant experience and background advising companies in the life sciences industry.

Mr. Stolper, age 49, has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a public medical diagnostic imaging centers company, since July 2004, and previously served as a member of the board of directors of RadNet, Inc. from March 2004 to July 2004. He has had diverse experiences in investment banking, private equity, venture capital investing and operations including: in 1999, Mr. Stolper co-founded Broadstream Capital Partners; from 1997 to 1999, Mr. Stolper worked in business development for Eastman Kodak; from 1995 to 1997, Mr. Stolper was a member of Archon Capital Partners; and from 1993 to 1995, Mr. Stolper was a member of the corporate finance group at Dillon, Read & Co., Inc. Mr. Stolper has served on the board of directors of Surgalign Holdings, Inc., a public medical technology company, since March 2017, and Rotech Healthcare Inc., a public medical equipment company, since February 2016. Previously, Mr. Stolper served as a member of the board of directors of the following companies: 21st Century Oncology Holdings, Inc. from January 2018 to May 2020; Surgical Solutions LLC from 2015 to February 2017; On Track Innovations, Ltd. from 2012 until 2016; Physiotherapy Associates from 2013 to 2016; Alco Stores, Inc. from 2014 to 2015; and Compumed, Inc. from 2008 to 2014. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. Mr. Stolper was selected as a director because of his management and financial expertise and his experience serving on boards of directors of both public and private healthcare companies.

As non-employee directors, each of Mr. Mendelson and Mr. Stolper will receive compensation in accordance with the Company’s director compensation policy, which is described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange

Commission on April 6, 2020. Pursuant to this policy, upon appointment to the Board, Mr. Mendelson and Mr. Stolper will each receive an annual cash retainer in the amount of $50,000 and an option under the Company’s 2014 Equity Incentive Award Plan to purchase 40,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of the grant. Mr. Stolper will also receive an annual cash retainer in the amount of $10,000 for his service on the Audit Committee. The option will vest and become exercisable in substantially equal monthly installments over three years, subject to each of Mr. Mendelson and Mr. Stolper’s continued service to the Company through each applicable vesting date.

In accordance with the Company’s customary practice, it is expected that the Company will enter into its standard form of indemnification agreement for directors and officers with each of Mr. Mendelson and Mr. Stolper, which will require the Company to indemnify each of Mr. Mendelson and Mr. Stolper against certain liabilities that may arise as result of the status or service of each as a director. The description of Mr. Mendelson and Mr. Stolper’s indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Form S-1/A filed with Securities and Exchange Commission on October 24, 2014 as Exhibit 10.13.

There were no arrangements or understandings between Mr. Mendelson or Mr. Stolper, and any other person pursuant to which Mr. Mendelson or Mr. Stolper was appointed as a member of the Board. There have been no transactions in which Mr. Mendelson or Mr. Stolper has an interest that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release dated January 7, 2021.
104	Cover page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2021	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer